EXHIBIT 99

(1) Since May 16, 2006, the Reporting Persons have held 11% Senior Secured Convertible Notes of the Issuer (the "Convertible Notes"). The Convertible Notes are convertible into shares of the Issuer's common stock, par value $.01 per share (the "Common Stock"). Interest on the Convertible Notes is payable in kind monthly in arrears through issuance to the Reporting Persons of additional Convertible Notes. This Form 5 is being filed to report the receipt of additional Convertible Notes as paid-in-kind interest on the Convertible Notes already held by the Reporting Persons.

(2) These securities are held for the account of MHR Capital Partners Master Account LP, an Anguilla, British West Indies limited partnership ("Master Account"). MHR Advisors LLC, a Delaware limited liability company ("Advisors"), is the general partner of Master Account. Mark H. Rachesky, M.D. ("Dr. Rachesky") is the managing member of Advisors. In such capacity, Dr. Rachesky may be deemed to be the beneficial owner of the securities held for the account of Master Account. MHR Fund Management LLC ("Fund Management") is a Delaware limited liability company that has an investment management agreement with Master Account pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the securities held for the account of Master Account and, accordingly, Fund Management may be deemed to beneficially own the securities held for the account of Master Account. Master Account became the beneficial owner of Convertible Notes in the following principal amounts, convertible into the following numbers of shares of Common Stock, as paid-in-kind interest on the Convertible Notes, on the following dates: (1) $13,103 in principal amount, convertible into 3,466 shares of Common Stock, on 5/31/06; (2) $28,270 in principal amount, convertible into 7,479 shares of Common Stock, on 6/30/06; (3) $28,456 in principal amount, convertible into 7,528 shares of Common Stock, on 7/31/06; (4) $28,717 in principal amount, convertible into 7,597 shares of Common Stock, on 8/31/06; (5) $28,981 in principal amount, convertible into 7,667 shares of Common Stock, on 9/30/06; (6) $29,246 in principal amount, convertible into 7,737 shares of Common Stock, on 10/31/06; (7) $29,514 in principal amount, convertible into 7,808 shares of Common Stock, on 11/30/06 and (8) $29,785 in principal amount, convertible into 7,880 shares of Common Stock, on 12/31/06.

(3) These securities are held for the account of MHR Capital Partners (100) LP, a Delaware limited partnership ("Capital Partners (100)"). Advisors is the general partner of Capital Partners (100). Dr. Rachesky is the managing member of Advisors. In such capacity, Dr. Rachesky may be deemed to be the beneficial owner of the securities held for the account of Capital Partners
     (100). Fund Management has an investment management agreement with Capital Partners (100) pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the securities held for the account of Capital Partners (100) and, accordingly, Fund Management may be deemed to beneficially own the securities held for the account of Capital Partners (100). Capital Partners (100) became the beneficial owner of Convertible Notes in the following principal amounts, convertible into the following numbers of shares of Common Stock, as paid-in-kind interest on the Convertible Notes, on the following dates: (1) $1,767 in principal amount, convertible into 467 shares of Common Stock, on 5/31/06; (2) $3,891 in principal amount, convertible into 1,029 shares of Common Stock, on 6/30/06; (3) $3,891 in principal amount, convertible into 1,029 shares of Common Stock, on 7/31/06; (4) $3,927 in principal amount, convertible into 1,039 shares of Common Stock, on 8/31/06; (5) $3,963 in principal amount, convertible into 1,048 shares of Common Stock, on 9/30/06; (6) $3,999 in principal amount, convertible into 1,058 shares of Common Stock, on 10/31/06; (7) $4,036 in principal amount, convertible into 1,068 shares of Common Stock, on 11/30/06 and (8) $4,073 in principal amount, convertible into 1,078 shares of Common Stock, on 12/31/06.

(4) These securities are held for the account of MHR Institutional Partners II LP, a Delaware limited partnership ("Institutional Partners II"). MHR Institutional Advisors II LLC, a Delaware limited liability company ("Institutional Advisors II"), is the general partner of Institutional Partners II. Dr. Rachesky is the managing member of Institutional Advisors
     II. In such capacity, Dr. Rachesky may be deemed to be the beneficial owner of the securities held for the account of Institutional Partners II. Fund Management has an investment management agreement with Institutional Partners II pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the securities held for the account of Institutional Partners II and, accordingly, Fund Management may be deemed to beneficially own the securities held for the account of Institutional Partners II. Institutional Partners II became the beneficial owner of Convertible Notes in the following principal amounts, convertible into the following numbers of shares of Common Stock, as paid-in-kind interest on the Convertible Notes, on the following dates: (1) $14,257 in principal amount, convertible into 3,772 shares of Common Stock, on 5/31/06; (2) $30,760 in principal amount, convertible into 8,138 shares of Common Stock, on 6/30/06; (3) $30,963 in principal amount, convertible into 8,191 shares of Common Stock, on 7/31/06; (4) $31,247 in principal amount, convertible into 8,266 shares of Common Stock, on 8/31/06; (5) $31,533 in principal amount, convertible into 8,342 shares of Common Stock, on 9/30/06; (6) $31,822 in principal amount, convertible into 8,419 shares of Common Stock, on 10/31/06; (7) $32,114 in principal amount, convertible into 8,496 shares of Common Stock, on 11/30/06 and (8) $32,408 in principal amount, convertible into 8,574 shares of Common Stock, on 12/31/06.

(5) These securities are held for the account of MHR Institutional Partners IIA LP, a Delaware limited partnership ("Institutional Partners IIA"). Institutional Advisors II is the general partner of Institutional Partners IIA. Dr. Rachesky is the managing member of Institutional Advisors II. In such capacity, Dr. Rachesky may be deemed to be the beneficial owner of the securities held for the account of Institutional Partners IIA. Fund Management has an investment management agreement with Institutional Partners IIA pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the securities held for the account of Institutional Partners IIA and, accordingly, Fund Management may be deemed to beneficially own the securities held for the account of Institutional Partners IIA. Institutional Partners IIA became the beneficial owner of Convertible Notes in the following principal amounts, convertible into the following numbers of shares of Common Stock, as paid-in-kind interest on the Convertible Notes, on the following dates: (1) $35,917 in principal amount, convertible into 9,502 shares of Common Stock, on 5/31/06; (2) $77,494 in principal amount, convertible into 20,501 shares of Common Stock, on 6/30/06; (3) $78,005 in principal amount, convertible into 20,636 shares of Common Stock, on 7/31/06; (4) $78,720 in principal amount, convertible into 20,825 shares of Common Stock, on 8/31/06; (5) $79,442 in principal amount, convertible into 21,016 shares of Common Stock, on 9/30/06; (6) $80,170 in principal amount, convertible into 21,209 shares of Common Stock, on 10/31/06; (7) $80,905 in principal amount, convertible into 21,403 shares of Common Stock, on 11/30/06 and (8) $81,647 in principal amount, convertible into 21,600 shares of Common Stock, on 12/31/06.

(6) The Convertible Notes are exercisable immediately upon receipt thereof by the Reporting Persons.


EXHIBIT 99, CONT'D


Name:  MHR Advisors LLC

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Statement for Issuer's Fiscal Year Ended:  12/31/06

Signature:        MHR ADVISORS LLC

                  By: /S/ HAL GOLDSTEIN
                  Name:  Hal Goldstein
                  Title:    Vice President

                                                              EXHIBIT 99, CONT'D

Name:  MHR Capital Partners Master Account LP

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Statement for Issuer's Fiscal Year Ended:  12/31/06

Signature:        MHR CAPITAL PARTNERS MASTER ACCOUNT LP

                  By:    MHR Advisors LLC,
                            as General Partner

                  By: /S/ HAL GOLDSTEIN
                  Name:  Hal Goldstein
                  Title:    Vice President


                                                              EXHIBIT 99, CONT'D
Name:  MHR Institutional Advisors II LLC

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Statement for Issuer's Fiscal Year Ended:  12/31/06

Signature:        MHR INSTITUTIONAL ADVISORS II LLC

                  By: /S/ HAL GOLDSTEIN
                  Name:  Hal Goldstein
                  Title:    Vice President


                                                              EXHIBIT 99, CONT'D
Name:  MHR Fund Management LLC

Address:  40 West 57th Street, 24th Floor
          New York, New York 10019

Designated Filer:  Mark H. Rachesky, M.D.

Issuer and Ticker Symbol:  Emisphere Technologies, Inc. (EMIS)

Statement for Issuer's Fiscal Year Ended:  12/31/06

Signature:        MHR FUND MANAGEMENT LLC

                  By: /S/ HAL GOLDSTEIN
                  Name:  Hal Goldstein
                  Title:    Vice President